Exhibit 10.5

COLLATERAL ADMINISTRATION AGREEMENT

This COLLATERAL ADMINISTRATION AGREEMENT, dated as of August 23, 2012 (this “Agreement”) is entered into by and among TICC CLO 2012-1 LLC, a Delaware limited liability company (the “Issuer”), TICC Capital Corp., a Maryland corporation, in its capacity as collateral manager (the “Collateral Manager”), and The Bank of New York Mellon Trust Company, National Association, a limited purpose national banking association with trust powers (“BNY”), in its capacity as collateral administrator (the “Collateral Administrator”).

W I T N E S S E T H:

WHEREAS, the Issuer and BNY, as trustee (the “Trustee”), have entered into an Indenture (the “Indenture”) dated as of August 23 2012 pursuant to which the Secured Notes and Subordinated Notes of the Issuer (collectively, the “Notes”) were issued;

WHEREAS, pursuant to the terms of the Indenture, the Issuer pledged certain assets (the “Collateral”) as security for the Secured Notes;

WHEREAS, the Collateral Manager has entered into a Collateral Management Agreement (the “Management Agreement”) with the Issuer dated as of August 23, 2012, in connection with which the Collateral Manager has agreed to provide certain services to the Issuer with respect to the Collateral;

WHEREAS, the Issuer wishes to engage the Collateral Administrator to perform on its behalf certain administrative duties of the Issuer with respect to the Collateral pursuant to the Indenture;

WHEREAS, in accordance with Section 14.17 of the Indenture, the Issuer wishes to engage the Collateral Administrator to act as the Information Agent (as hereinafter defined); and

WHEREAS, the Collateral Administrator, on behalf of the Issuer, is prepared to perform certain specified obligations of the Issuer under the Indenture or the Collateral Manager under the Indenture on its behalf, and certain other services as specified herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Indenture.

2. Powers and Duties of the Collateral Administrator and the Collateral Manager.

(a) The Issuer hereby appoints as its agent BNY in the capacity of Collateral Administrator and BNY hereby accepts its appointment as the Issuer’s agent and shall act in the capacity of Collateral Administrator for the Issuer until the earlier of BNY’s resignation or removal pursuant to Section 8 hereof or until termination of this Agreement pursuant to Section 7 hereof. The Collateral Administrator shall assist the Issuer and the Collateral Manager in connection with monitoring the Collateral on an ongoing basis and providing to the Issuer and the Collateral Manager certain reports, schedules and other data which the Issuer, or the Collateral Manager on its behalf, is required to prepare and deliver under the Indenture. The Collateral Administrator’s duties and authority to act as Collateral Administrator hereunder are limited to the duties and authority specifically provided for in this Agreement. The Collateral Administrator shall not be deemed to assume the obligations of the Issuer under the Indenture or of the Collateral Manager under the Indenture or the Management Agreement. Nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Issuer or the Collateral Manager under or pursuant to the Indenture or the Management Agreement.

(b) Promptly following the Closing Date, the Collateral Administrator shall create a Collateral database and shall provide access to the information contained therein to the Collateral Manager and the Issuer. The Collateral Administrator shall update the Collateral database promptly following (i) the sale, disposition, acquisition or change in rating of any Collateral Obligation, Equity Security or Eligible Investment and (ii) any amendment or changes to loan amounts held as Collateral, in each case based upon, and to the extent of, information furnished to the Collateral Administrator by the Issuer or Collateral Manager as may be reasonably required by the Collateral Administrator from time to time or that may be provided by the Trustee (based upon notices received by the Trustee from the issuer, or trustee or agent bank under an Underlying Document, or similar source).

(c) Not later than two Business Days prior to the day on which each Monthly Report or Distribution Report is required to be provided by the Issuer pursuant to Section 10.6(a) or Section 10.6(b) of the Indenture, respectively, the Collateral Administrator shall calculate, using the information contained in the Collateral database created by the Collateral Administrator pursuant to Section 2(b) above and any other Collateral information normally maintained by BNY, in its capacity as Trustee, and subject to the Collateral Administrator’s receipt from the Collateral Manager of information with respect to the Collateral that is not contained in such Collateral database or normally maintained by BNY, as Trustee, each item required to be stated in such Monthly Report or Distribution Report (together with Payment Date instructions) in accordance with the Indenture.

(d) Not more than two Business Days after receiving an Issuer Request requesting information regarding redemption pursuant to Section 9.2 or 9.3 of the Indenture, the Collateral Administrator shall compute the information required to be provided by the Issuer in the Redemption Date notice pursuant to Section 9.4 of the Indenture.

(e) Upon written notification by the Collateral Manager of a proposed acquisition of any Collateral Obligation pursuant to Section 12.2 of the Indenture (accompanied by such information concerning the Collateral Obligation to be acquired as may be necessary to make the calculations referred to below), the Collateral Administrator shall perform a pro forma calculation of the tests set forth in Sections 12.2(a)(i)(B) and (C), as applicable, of the Indenture as a condition to such acquisition in accordance with the Indenture, in all cases, based upon information contained in the Collateral database and information furnished by the Issuer and Collateral Manager, and provide the results of such calculations to the Collateral Manager so that the Collateral Manager may determine whether such acquisition is permitted by the Indenture. The Collateral Administrator shall deliver a draft of such calculation to the Collateral Manager promptly after the later of (i) notification of such proposed acquisition by the Collateral Manager and (ii) delivery of all information to the Collateral Administrator reasonably necessary to complete such calculations. The Collateral Administrator shall have no obligation to determine (and the Collateral Manager will timely advise the Collateral Administrator) whether (a) any item of Collateral meets the criteria of Collateral Obligation set forth therein, (b) the conditions specified in the definition of “Delivered” have been complied with or (c) any item of Collateral meets the definition of “Collateral Obligation”, “Credit Risk Obligation”, “Defaulted Obligation”, “Discount Obligation” or “Equity Security”.

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(f) Upon written notification by the Collateral Manager of a proposed sale of any Collateral Obligation pursuant to Section 12.1 of the Indenture (accompanied by the Collateral Manager’s designation of the subsection of Section 12.1 of the Indenture pursuant to which it proposes to effect such sale), the Collateral Administrator shall perform a pro forma calculation of each criterion set forth in the designated subsection of Section 12.1 of the Indenture, if any, as a condition to such disposition in accordance with the Indenture and provide the results of such calculations to the Collateral Manager so that the Collateral Manager may determine whether such sale is permitted by the Indenture. The Collateral Administrator shall deliver a draft of such calculations to the Collateral Manager promptly after the later of (i) notification of such proposed sale by the Collateral Manager and (ii) delivery of all information to the Collateral Administrator reasonably necessary to complete such calculations.

(g) With respect to the calculations to be provided by the Collateral Administrator set forth in Sections 2(e) and 2(f) above, in no event shall the Collateral Administrator be required to deliver such calculations earlier than one Business Day following the receipt by the Collateral Administrator of all information necessary to complete such calculations. In the event the Collateral Manager does not provide the Collateral Administrator the items necessary to complete the calculations required by Sections 2(e) and 2(f) above and/or the Collateral Manager proceeds with a Sale, purchase or substitution of Collateral Obligations prior to the time the Collateral Administrator delivers such calculations, neither the Collateral Administrator nor the Trustee shall be responsible for determining whether the provisions of the Indenture have been satisfied (including compliance with the Investment Criteria) and each of the Trustee and Collateral Administrator shall be entitled to rely upon the instructions of the Collateral Manager in all respects, including but not limited to instructions (which may be in the form of trade tickets) to release Collateral Obligations from the lien of the Indenture or to acquire Collateral Obligations. In the event the Collateral Manager consummates a Sale, purchase or substitution prior to receiving the calculations of the Collateral Administrator, the Collateral Administrator shall be under no duty, and shall incur no liability, to perform the calculations set forth in Sections 2(e) and 2(f) above if the Collateral Administrator does not timely receive the information necessary to perform such calculations until after the consummation of such Sale, purchase or substitution.

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(h) The Collateral Administrator shall assist the Independent certified public accountants in the preparation of those reports required under Section 10.8 of the Indenture.

(i) The Collateral Administrator shall assist the Collateral Manager in the preparation of such other reports that may be required by the Indenture and that are reasonably requested in writing by the Collateral Manager and agreed to by the Collateral Administrator.

(j) The Collateral Manager shall cooperate with the Collateral Administrator in connection with the preparation (including the calculations required hereunder) by the Collateral Administrator of all reports, instructions, the Monthly Reports, the Distribution Reports, statements and certificates required in connection with the acquisition and disposition of Collateral under the Indenture. The Collateral Manager shall review and verify the contents of the aforesaid reports, instructions, statements and certificates. The Collateral Administrator shall cooperate with the Collateral Manager in connection with the Collateral Manager’s review of the contents of the aforesaid reports, instructions, statements and certificates and shall provide such items to the Collateral Manager no later than one Business Day prior to the applicable due date to enable such review. Upon receipt of approval from the Collateral Manager, the Collateral Administrator shall transmit same to the Issuer for execution and shall make such reports, instructions, statements and certificates after execution by the Issuer or the Collateral Manager, as applicable, available on the Trustee’s website. At the instruction of the Collateral Manager, the Collateral Administrator shall attach to the reports such additional information that is provided by the Collateral Manager and independently prepared by, or on behalf of, the Collateral Manager. The Collateral Manager shall be solely responsible for the content of any such additional information.

If, in performing its duties under this Agreement, the Collateral Administrator is required to decide between alternative courses of action, the Collateral Administrator may request written instructions from the Collateral Manager as to the course of action desired by it. If the Collateral Administrator does not receive such instructions within two Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Administrator shall act in accordance with instructions received after such two Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Collateral Administrator shall be entitled to rely on the advice of legal counsel and Independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

The Collateral Administrator shall have no obligation to determine Market Value or price of any Collateral in connection with any actions or duties under this Agreement.

Nothing herein shall prevent the Collateral Administrator or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

3. 17g-5 Information.

(a) In accordance with Section 14.17(a) of the Indenture, the Issuer hereby appoints the Collateral Administrator to act as the “Information Agent” under this Section 3.

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(b) The sole duty of the Information Agent shall be to forward via e-mail, or cause to be forwarded via e-mail, but only to the extent such items are received by it in accordance with clause 3(f) hereof, to the Issuer’s e-mail address account at srosenthal@ticc.com (the “Posting Email Account”) for posting on the NRSRO Website, the following items (collectively hereinafter referred to as the “Information”):

(i) Event of Default or acceleration notices required to be delivered to the Rating Agency pursuant to Article 5 of the Indenture;

(ii) Reports, information or statements required to be delivered to the Rating Agency pursuant to Article 10 of the Indenture;

(iii) Any notices, information, requests or responses required to be delivered by the Issuer or the Trustee to the Rating Agency pursuant to Articles 3, 6, 7, 8, 9, 12, and 16 of the Indenture;

(iv) Copies of supplements to the Indenture and amendments to this Collateral Administration Agreement and the Management Agreement, in each case, provided by or on behalf of the Issuer to the Information Agent; and

(v) Any additional items provided by the Issuer, the Trustee or the Investment Manager to the Information Agent pursuant to Section 14.4 of the Indenture.

In the event that the Information Agent encounters a problem when forwarding the Information to the Posting Email Account, the Information Agent’s sole responsibility shall be to attempt to forward such Information one additional time. In the event the Information Agent still encounters a problem on the second attempt, it shall promptly notify the Issuer, the Trustee and the Investment Manager of such failure, at which time the Information Agent shall have no further obligations with respect to such Information; provided, however, such problems shall not prevent the Issuer, the Trustee or the Investment Manager from resubmitting such Information or additional Information to the Posting Email Account at a later time pursuant to the terms of Section 3(b) hereof. Notwithstanding anything herein or any other document to the contrary, in no event shall the Information Agent be responsible for forwarding to the Posting Email Account any information other than the Information in accordance herewith.

(c) The Issuer shall be responsible for posting all of the 17g-5 Information and any other information on the NRSRO Website other than the Information.

(d) The Information Agent shall forward all Information it receives in accordance herewith to the Posting Email Account, subject to Section 3(b) hereof, on the same Business Day of receipt provided that such information is received by 12:00 p.m. (New York time) or, if received after 12:00 p.m. (New York time), on the next Business Day.

(e) The parties hereto agree that any Information required to be provided to the Information Agent under the Indenture or hereunder shall be sent to the Information Agent at TICC2012-1@bnymellon.com, or promptly after any change thereof, such other e-mail address specified by the Information Agent in writing to the Issuer and Investment Manager.

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(f) The Information Agent shall not be responsible for and shall not be in default hereunder or under the Indenture, or incur any liability for any act or omission, failure, error, malfunction or delays in carrying out any of its duties which results from (i) the Issuer’s, Investment Manager’s or any other party’s failure to deliver all or a portion of the Information to the Information Agent; (ii) defects in the Information supplied by the Issuer, the Investment Manager or any other party to the Information Agent; (iii) the Information Agent acting in accordance with Information prepared or supplied by any party; (iv) the failure or malfunction of the Posting Email Account or the NRSRO Website; or (v) any other circumstances beyond the control of the Information Agent. The Information Agent shall be under no obligation to make any determination as to the veracity or applicability of any Information provided to it hereunder, or whether any such Information is required to be maintained on the NRSRO Website pursuant to the Indenture or under Rule 17g-5 promulgated under the Securities Exchange Act of 1934, as amended (or any successor provision to such rule) (the “Rule”).

(g) In no event shall the Information Agent be deemed to make any representation in respect of the content of the NRSRO Website or compliance of the NRSRO Website with the Indenture, the Rule, or any other law or regulation.

(h) The Information Agent shall not be responsible or liable for the dissemination of any identification numbers or passwords for the NRSRO Website, including by the Issuer, the Rating Agency, the NRSROs, any of their respective agents or any other Person. Additionally, the Information Agent shall not be liable for the use of any information posted on the NRSRO Website, whether by the Issuer, the Investment Manager, the Rating Agency, the NRSROs or any other third party that may gain access to the NRSRO Website or the information posted thereon.

(i) In no event shall the Information Agent be responsible for creating or maintaining the NRSRO Website or the Posting Email Account. The Information Agent shall have no liability for any failure, error, malfunction, delay, or other circumstances beyond the control of the Information Agent, associated with the NRSRO Website or the Posting Email Account.

(j) The Information Agent shall not, and shall have no obligation to, engage in or respond to any oral communications, in connection with the initial credit rating of the Notes or the credit rating surveillance of the Notes, with the Rating Agency or any of its officers, directors, employees, agents or attorneys.

(k) To the extent the entity acting as the Collateral Administrator is also acting as the Information Agent, the rights, privileges, immunities and indemnities of the Collateral Administrator set forth herein and the Indenture shall also apply to it acting as the Information Agent.

4. Compensation. The Issuer agrees to pay, and the Collateral Administrator shall be entitled to receive, as compensation for the Collateral Administrator’s performance of the duties called for herein, including those of the Information Agent, the amounts set forth in a separate fee letter between the Issuer and the Collateral Administrator, subject to the Priority of Payments.

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5. Limitation of Responsibility of the Collateral Administrator. (a) The Collateral Administrator will have no responsibility under this Agreement other than to render the services called for hereunder in good faith and without willful misconduct, gross negligence, reckless disregard or bad faith. The Collateral Administrator shall incur no liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Subject to the provisions of Section 12, the Collateral Administrator may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys, and the Collateral Administrator shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it. The Collateral Administrator shall not be liable for errors in judgment made by it in good faith unless it was grossly negligent in ascertaining pertinent facts. The Collateral Administrator shall not be deemed to have notice or knowledge of any Event of Default unless an Authorized Officer of the Collateral Administrator has actual knowledge thereof or unless written notice thereof is received by an Authorized Officer of Collateral Administrator. The Collateral Administrator shall not be required to risk or expend its own funds in performing its obligations hereunder. The Collateral Administrator shall have no responsibility or liability for (i) preparing, recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times, (ii) the correctness of any such financing statement, continuation statement, document or instrument or other such notice, (iii) taking any action to perfect or maintain the perfection of any security interest granted to the Secured Party or otherwise or (iv) the validity or perfection of any such lien or security interest. Neither the Collateral Administrator nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Collateral Manager, the Issuer or others, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of the Collateral Administrator’s duties hereunder. Anything in this Agreement notwithstanding, in no event shall the Collateral Administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Administrator has been advised of such loss or damage and regardless of the form of action. Subject to Section 13 hereof, the Issuer will reimburse, indemnify and hold harmless the Collateral Administrator, and its affiliates, directors, officers, shareholders, members, agents and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims of any nature (including the reasonable fees and expenses of counsel and other experts) in respect of or arising from any acts or omissions performed or omitted by the Collateral Administrator, its affiliates, directors, officers, shareholders, members, agents or employees hereunder in good faith and without willful misconduct or gross negligence in the performance of its duties hereunder.

(b) The Collateral Administrator will reimburse, indemnify and hold harmless the Issuer and its respective affiliates, directors, officers, shareholders, members, managers, agents and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims of any nature (including the reasonable fees and expenses of counsel) to the extent arising out of any acts or omissions performed or omitted by the Collateral Administrator or any employees, agents or subcontractors thereof, in bad faith or constituting willful misconduct or gross negligence in the performance of the Collateral Administrator’s duties hereunder.

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(c) In connection with the aforesaid indemnification provisions, upon reasonable prior notice, any indemnified party will afford to the applicable indemnifying party the right, in its sole discretion and at its sole expense, to assume the defense of any claim, including, but not limited to, the right to designate counsel reasonably acceptable to the indemnified party and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of such claim; provided, that if the indemnifying party assumes the defense of such claim, it shall not be liable for any fees and expenses of counsel for any indemnified party incurred thereafter in connection with such claim except that if such indemnified party reasonably determines that counsel designated by the indemnifying party has a conflict of interest, such indemnifying party shall pay the reasonable fees and disbursements of one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and provided, further, that prior to entering into any final settlement or compromise, such indemnifying party shall seek the consent of the indemnified party and use its best efforts in the light of the then prevailing circumstances (including, without limitation, any express or implied time constraint on any pending settlement offer) to obtain the written consent of such indemnified party as to the terms of settlement or compromise. If an indemnified party does not consent to the settlement or compromise within a reasonable time under the circumstances, the indemnifying party shall not thereafter be obligated to indemnify the indemnified party for any amount in excess of such proposed settlement or compromise.

6. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Collateral Administrator, the Issuer and the Collateral Manager as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

7. Term. This Agreement shall continue in effect so long as the Indenture remains in effect with respect to the Notes, unless this Agreement has been previously terminated in accordance with Section 8 hereof; provided, that the Collateral Manager and the Collateral Administrator shall be released from their respective obligations hereunder upon such party’s ceasing to act as Collateral Manager or as Collateral Administrator, as applicable. Notwithstanding the foregoing, the indemnification obligations of the Issuer and Collateral Administrator under Section 5 hereof shall survive the termination of this Agreement, the resignation or removal of the Collateral Administrator or the release of any party hereto with respect to matters occurring prior to such termination, resignation, removal or release.

8. Termination.

(a) This Agreement may be terminated without cause by any party hereto upon not less than 60 days’ prior written notice to each other party hereto.

(b) If any time prior to the payment in full of the Notes, BNY shall resign or be removed as Trustee under the Indenture, such resignation or removal shall be deemed a resignation or removal of the Collateral Administrator hereunder (without any requirement for notice pursuant to Section 8(e) hereof).

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(c) At the option of the Collateral Manager or the Issuer, this Agreement shall be terminated promptly upon written notice of termination from the Collateral Manager or the Issuer to the Collateral Administrator, and the Issuer or the Collateral Manager, as applicable, if any of the following events shall occur:

(i) the Collateral Administrator shall default in any material respect in the performance of any of its duties under this Agreement and shall not cure such default within thirty days (or, if such default cannot be cured in such time, shall not give within thirty days such assurance of cure as shall be reasonably satisfactory to the Collateral Manager and the Issuer);

(ii) the Collateral Administrator is dissolved (other than pursuant to a consolidation, amalgamation or merger) or has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(iii) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Collateral Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or order the winding-up or liquidation of its affairs; or

(iv) the Collateral Administrator shall commence a voluntary case under applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

If any of the events specified in clauses (ii), (iii) or (iv) of this Section 8(c) shall occur, the Collateral Administrator shall give written notice thereof to the Collateral Manager and the Issuer within five Business Days after the happening of such event.

(d) Except when the Collateral Administrator shall be removed pursuant to subsection (c) of this Section 8, no removal or resignation of the Collateral Administrator shall be effective until (i) a successor Collateral Administrator has been appointed by the Issuer with the consent of the Collateral Manager and (ii) such successor Collateral Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Collateral Administrator is bound hereunder. If a successor Collateral Administrator does not take office within 90 days after the retiring Collateral Administrator resigns or is removed, the retiring Collateral Administrator, the Issuer, the Collateral Manager or the holders of a Majority of the Controlling Class may petition a court of competent jurisdiction for the appointment of a successor Collateral Administrator.

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(e) Notwithstanding the foregoing, the Collateral Administrator may resign its duties hereunder without any requirement that a successor collateral administrator be obligated hereunder and without any liability for further performance of any duties hereunder upon at least 90 days’ prior written notice to the Collateral Manager and the Issuer of termination upon the occurrence of either of the following events and the failure to cure such event within such 90 day notice period: (i) failure of the Issuer to pay any of the amounts specified in Section 4 within 90 days after such amount is due pursuant to Section 4 hereof or (ii) failure of the Issuer to provide any indemnity payment or expense reimbursement to the Collateral Administrator required under Section 5 hereof within 90 days of the receipt by the Collateral Manager or the Issuer of a written request for such payment or reimbursement.

(f) The parties hereto further agree that upon any resignation or removal of BNY as Trustee under the Indenture, the effectiveness thereof shall likewise immediately and automatically be deemed to constitute a resignation or removal, as the case may be, of BNY as Collateral Administrator under this Agreement and the Issuer shall replace the Collateral Administrator. If within five Business Days the Issuer has not found a successor Collateral Administrator, the successor Trustee shall automatically become the Collateral Administrator under this Agreement. Any such successor Trustee shall be required to agree to assume the duties of the Collateral Administrator under the terms and conditions of this Agreement in its acceptance of appointment as successor Trustee.

9. Representations and Warranties.

(a) The Issuer hereby represents and warrants to the Collateral Administrator and the Collateral Manager as follows:

(i) the Issuer has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and has the full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. Except for those which have already been obtained, given or effected, as the case may be, no consent of any other Person including, without limitation, shareholders, directors, members, managers and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Issuer in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes, and each instrument or document required hereunder, when executed and delivered by the Issuer hereunder, will constitute, the legally valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity); and

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(ii) the execution, delivery and performance by the Issuer of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the governing instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b) The Collateral Manager hereby represents and warrants to the Collateral Administrator and the Issuer as follows:

(i) the Collateral Manager is a corporation and has been duly formed and is validly existing and in good standing under the laws of the State of Maryland and has the full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. Except for those which have already been obtained, given or effected, as the case may be, no consent of any other Person including, without limitation, members, managers and creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder, other than those which have been obtained or made. This Agreement constitutes, and each instrument or document required hereunder, when executed and delivered by the Collateral Manager hereunder, will constitute, the legally valid and binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with their terms subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Manager and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity); and

(ii) the execution, delivery and performance by the Collateral Manager of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Collateral Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the governing instruments of, or any securities issued by, the Collateral Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

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(c) The Collateral Administrator hereby represents and warrants to the Collateral Manager and the Issuer as follows:

(i) the Collateral Administrator is a limited purpose national banking association with trust powers duly organized and validly existing under the laws of the United States of America and has full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and all obligations required hereunder. Except for those which have already been obtained, given or effected, as the case may be, no consent of any other Person including, without limitation, stockholders and creditors of the Collateral Administrator, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Administrator in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes, and each instrument and document required hereunder, when executed and delivered by the Collateral Administrator hereunder, will constitute, the legally valid and binding obligations of the Collateral Administrator enforceable against the Collateral Administrator in accordance with their terms subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Administrator and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity); and

(ii) the execution, delivery and performance by the Collateral Administrator of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Collateral Administrator, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Administrator, or the certificate or articles of association or incorporation or by-laws of the Collateral Administrator or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Administrator is a party or by which the Collateral Administrator or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Administrator and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

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10. Amendments. This Agreement may not be amended, changed, modified or terminated (except as otherwise expressly provided herein) except by the Collateral Manager, the Issuer and the Collateral Administrator in writing.

11. Governing Law. THIS AGREEMENT AND ALL DISPUTES ARISING OUT OF OR RELATING THERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

12. Notices. All notices, requests, directions and other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given when received.

If to the Collateral Administrator, to:

The Bank of New York Mellon Trust Company, National Association

601 Travis, 16th Floor

Houston, TX 77002

Attention: Global Corporate Trust – TICC CLO 2012-1 LLC

Fax: (713) 483-6001

If to the Issuer, to:

TICC CLO 2012-1 LLC

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

Attention: Saul Rosenthal

Fax: (203) 983-5290

If to the Collateral Manager, to:

TICC Capital Corp.

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

Attention: Saul Rosenthal

Fax: (203) 983-5290

Except as otherwise provided herein, the Collateral Administrator agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the Issuer or the Collateral Manager elects to give the Collateral Administrator e-mail or facsimile instructions (or instructions by a similar electronic method) and the Collateral Administrator in its discretion elects to act upon such instructions, the Collateral Administrator’s reasonable understanding of such instructions shall be deemed controlling. The Collateral Administrator shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Administrator’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. Any notice, instruction or other instrument required or permitted to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours, or delivered prepaid registered mail or by telex, electronic mail, cable or facsimile to the parties at the following addresses or such other address as may be notified by either party from time to time.

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13. Successors and Assigns. (a) This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the Collateral Manager, the Issuer and the Collateral Administrator; provided, however, that the Collateral Administrator may not assign its rights and obligations hereunder without the prior written consent of the Collateral Manager and the Issuer, except that the Collateral Administrator may delegate to, employ as agent, or otherwise cause any duty or obligation hereunder to be performed by, any Affiliate of the Collateral Administrator or its successors without the prior written consent of the Collateral Manager and the Issuer, provided that the Collateral Administrator shall remain directly liable to the Issuer for the performance of its duties hereunder.

(b) Notwithstanding the provisions of Section 13(a) hereof, any Person or bank into which the Collateral Administrator may be merged or converted or with which it may be consolidated, or any Person or bank resulting from any merger, conversion or consolidation to which the Collateral Administrator shall be a party, or any Person or bank succeeding to all or substantially all of the corporate trust business of the Collateral Administrator, shall be the successor of the Collateral Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto and without the consent of any other party hereto.

14. Bankruptcy Non-Petition and Limited Recourse. Notwithstanding any other provision of this Agreement, (i) the Collateral Administrator and the Collateral Manager may not, prior to the date which is one year and one day (or the applicable preference or fraudulent conveyance period then in effect plus one day) after the payment in full of all the Notes, institute against, or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws, (ii) the Issuer’s obligations hereunder will be solely the company obligations of the Issuer, and the Collateral Administrator and the Collateral Manager will not have any recourse to any of the directors, officers, employees, members, managers, governors or Affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby and (iii) the obligations of the Issuer hereunder shall be limited to the net proceeds of the Collateral (if any), and following realization of the Collateral and its application in accordance with the Indenture, any outstanding obligations of the Issuer hereunder, and any claims in respect thereof, shall be extinguished and shall not thereafter revive. This Section 14 shall survive the termination of this Agreement.

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15. Counterparts. This Agreement may be executed in any number of counterparts (including email or PDF), each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

16. Conflict with the Indenture. If this Agreement shall require that any action be taken with respect to any matter and the Indenture shall require that a different action be taken with respect to such matter, and such actions shall be mutually exclusive, or if this Agreement should otherwise conflict with the Indenture, the Indenture shall govern.

17. Assignment of Issuer’s Rights. The parties hereto hereby acknowledge the Issuer’s Grant pursuant to the Indenture of its right, title and interest in, to and under this Agreement.

18. Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (“Proceedings”), the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in the City of New York and any appellate court thereof in any Proceeding arising out of or relating to this Agreement, and the parties hereby irrevocably agree that all claims in respect of any such Proceeding may be heard and determined in any such New York State or Federal court. The parties hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such Proceeding. Nothing in this Agreement precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction. The parties irrevocably consent to the service of process in any Proceeding by the mailing or delivery of copies of such process as set forth in Section 12 hereof. The parties agree that a final non-appealable judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

19. Waiver of Jury Trial. EACH OF THE ISSUER, THE COLLATERAL ADMINISTRATOR AND THE COLLATERAL MANAGER HEREBY knowingly, voluntarily and intentionally waives (to the extent permitted by applicable law) any rights it may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Agreement, the Securities or any other related documents, or any course of conduct, course of dealing, statements (whether verbal or written), or actions of the Collateral Administrator, the COLLATERAL Manager or the Issuer. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ISSUER, THE COLLATERAL ADMINISTRATOR AND THE COLLATERAL MANAGER ENTERING INTO THIS AGREEMENT.

20. Waiver. No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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21. Survival. Notwithstanding any term herein to the contrary, all indemnifications set forth or provided for in this Agreement, together with Sections 14, 16, 18 and 19 of this Agreement, shall survive the termination of this Agreement and the resignation or removal of the Collateral Administrator.

22. Force Majeure. In no event shall the Collateral Administrator be responsible or liable after the exercise of reasonable diligence for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Collateral Administrator shall use reasonable best efforts which are consistent with accepted practices in the industry to maintain performance.

23. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Page Follows]

SK 02662 1041 1305640 v4

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IN WITNESS WHEREOF, the parties hereto have caused this Collateral Administration Agreement to be executed effective as of the day first above written.

TICC CLO 2012-1 LLC, as Issuer

By: TICC Capital Corp.,

its designated manager

By:

Name:

Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator

By:

Name:

Title:

TICC CAPITAL CORP., as Collateral Manager

By:

Name:

Title:

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